As filed with the Securities and Exchange Commission on March 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1514975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

66 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Frederic Chereau

President and Chief Executive Officer

LogicBio Therapeutics, Inc.

66 Hayden Avenue, 2nd Floor

Lexington, MA 02421

(Name and address of agent for service)

(617) 245-0399

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc A. Rubenstein

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan – Common Stock, $0.0001 par value per share	1,272,547 shares(2)	$7.87(3)	$10,014,944.89	$ 1,092.63
LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan – Common Stock, $0.0001 par value per share	318,136 shares(4)	$7.87(5)	$ 2,503,730.32	$ 273.16
TOTAL	1,590,683 shares		$12,518,675.21	$ 1,365.79

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Represents shares of Common Stock automatically added to the shares authorized under the LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Incentive Plan”) on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 Incentive Plan. The “evergreen” provision provides that on each January 1st through January 1, 2028, the number of shares of Common Stock available for issuance under the 2018 Incentive Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on March 8, 2021 to be $8.13 and $7.60, respectively.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized under the LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”) on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 ESPP. The “evergreen” provision provides that on each January 1st through January 1, 2028, the number of shares of Common Stock available for issuance under the 2018 ESPP will automatically increase annually in an amount equal to the lesser of 1% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on March 8, 2021 to be $8.13 and $7.60, respectively.

EXPLANATORY NOTE

This Registration Statement has been filed by LogicBio Therapeutics, Inc. (the “Registrant”) to register 1,272,547 additional shares of common stock to be offered pursuant to the LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan and 318,136 additional shares of common stock to be offered pursuant to the LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-230689), filed with the Securities and Exchange Commission on April 2, 2019 (the “2019 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the current report Form 8-K filed on October 29, 2018 (File No. 001-38707) and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the current report Form 8-K filed on October 29, 2018 (File No. 38707) and incorporated herein by reference).

4.3	LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.11 to the registration statement on Form S-1 (File No. 333-227523) and incorporated herein by reference).

4.4	LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan (previously filed as Exhibit 10.9 to the registration statement on Form S-1 (File No. 333-227523) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on this 15th day of March, 2021.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
	Name:	Frederic Chereau
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederic Chereau, Kyle Chiang and Cecilia Jones, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by LogicBio Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederic Chereau	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2021
Frederic Chereau

/s/ Cecilia Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2021
Cecilia Jones

/s/ Leon Chen	Director	March 15, 2021
Leon Chen, Ph.D.

/s/ Mark Enyedy	Director	March 15, 2021
Mark Enyedy

/s/ Jeff Goater	Director	March 15, 2021
Jeff Goater

/s/ Daphne Karydas	Director	March 15, 2021
Daphne Karydas

/s/ Mark Kay	Director	March 15, 2021
Mark Kay, M.D., Ph.D.

/s/ Richard Moscicki	Director	March 15, 2021
Richard Moscicki, M.D.

/s/ Michael Wyzga	Director	March 15, 2021
Michael Wyzga